                                                                     EXHIBIT 4.3

                              FORM OF UNIT WARRANT

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS IN RELIANCE ON EXEMPTIONS FROM REGISTRATION REQUIREMENTS UNDER SAID LAWS, INCLUDING IN PARTICULAR, SECTION 10-5-9(13) OF THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.



        THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

                          BIOSHIELD TECHNOLOGIES, INC.

               WARRANT FOR THE PURCHASE OF UP TO 40,000 SHARES OF
                      COMMON STOCK, NO PAR VALUE PER SHARE



NO.  UW-1    40,000 SHARES

     THIS CERTIFIES that, for value received, First Atlanta Securities, LLC with an address at Suite 515, 5500 Interstate North Parkway, Atlanta, Georgia 30328 (including any transferee, the "Holder"), is entitled to subscribe for and purchase from BioShield Technologies, Inc., a Georgia corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time (a) after six (6) months from the closing ("Closing") of an initial public offering (the "IPO") of the Company's Common Stock, no par value (the "Common Stock"), pursuant to a registration statement on Form SB-2 or another equivalent form (the "Registration Statement") declared effective by the U.S. Securities and Exchange Commission (the "Effective Date"), and (b) before 5:00 P.M., New York time, on March 16, 2003 (the "Exercise Period"), up to forty thousand (40,000) shares of the Common Stock at an initial exercise price per share equal to one hundred and ten percent (110%) of the price per share offered to the public pursuant to the IPO (the "IPO Price") (and as such price may be adjusted pursuant to the terms hereof, collectively, the "Exercise Price").
This Warrant is issued pursuant to that certain Placement Agency Agreement, dated as of February 11, 1998, between the Holder and the Company relating to an offering (the "Offering") by the Company up to 200 units (the "Units"), each Unit consisting of (i) an Interest Bearing Non-Negotiable Promissory Note ("Bridge Notes") in the principal amount of $5,000 and (ii) a warrant to purchase up to 5,000 shares of Common Stock. As used herein, the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

     The number of shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

     1. This Warrant may be exercised during the Exercise Period as to all or a lesser number (but not less than 5,000 Warrant Shares or the remaining Warrant Shares; if less than 5,000, in any exercise of whole Warrant Shares, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office at BioShield Technologies, Inc., 4405 International Blvd., Suite B109, Norcross, Georgia 30083, Attention: Timothy C. Moses, President, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised.

     2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the

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transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

     3. (a) Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company may require prior to registering any transfer of a Warrant an opinion of counsel reasonably satisfactory to the Company that such transfer complies with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

     (b) The Holder acknowledges that he has been advised by the Company that neither this Warrant nor the Warrant Shares have been registered under the Act, that this Warrant is being or has been issued and the Warrant Shares may be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company's reliance thereon is based in part upon the representations made by the original Holder in the original Holder's Subscription Agreement executed and delivered in accordance with the terms of the Offering (the "Subscription Agreement"). The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Warrant or the Warrant Shares issuable upon exercise hereof shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Warrant or such Warrant Shares is registered under the Act, it being understood that neither this Warrant nor such Warrant Shares are currently registered for sale and that the Company has no obligation or intention to so register this Warrant or such Warrant Shares except as specifically provided for in the Subscription Agreement, or (ii) this Warrant or such Warrant Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Warrant for the sale of this Warrant or such Warrant Shares and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act in the opinion of counsel reasonably acceptable to the Company.

     4. The Company shall at all times reserve and keep available out its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

     5. (a) In case the Company shall at any time after the date the Warrants were first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the

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outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) In case the Company shall issue or fix a record date for the issuance to all holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the then applicable Exercise Price per share on such record date, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such Exercise Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Warrants exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive.

     (c) In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash (other than any cash dividend which, together with any cash dividends paid within the 12 months prior to the record date for such distribution, does not exceed 5% of the then applicable Exercise Price at the record date for such distribution) or assets (other than distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment of the Exercise Price is provided pursuant to Section 5(b) hereof), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the then applicable Exercise Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such Exercise Price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

     (d) No adjustment in the Exercise Price shall be required if such adjustment is less than $.01; provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

     (e) In any case in which this Section 5 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of

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

such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (f) Upon each adjustment of the Exercise Price as a result of the calculations made in Sections 5(b) or 5(c) hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (B) the Exercise Price in effect after such adjustment of the Exercise Price.

     (g) Whenever there shall be an adjustment as provided in this Section 5, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

     (h) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Exercise Price of such share of Common Stock on the date of exercise of this Warrant.

     6. (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (collectively an "Extraordinary Event"), such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance, and
(ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

     (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

     (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

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

     7.   In case at any time the Company shall propose to:

          (a) pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

          (b) issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

          (c) effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property; or

          (d) effect any liquidation, dissolution, or winding-up of the Company; or

          (e) take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price.

     8. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     9. (a) At any time beginning on the first anniversary of the Effective Date and ending on the third anniversary of the Effective Date, the Holder (or the then Holders of a majority of the Warrants or the underlying shares of Common Stock subject to the Warrants (the "Underlying Securities") shall have the one-time right to require the Company to prepare and file a post-effective amendment to the Registration Statement or a new Registration Statement, if then required under the Securities Act of 1933 as amended (the "Act"), covering all or any portion of the Warrants and/or the Underlying Securities. The Company shall bear all expenses incurred in the preparation and filing of such post-effective amendment or new Registration Statement.

          (b) In addition, if at any time during the Exercise Period the Company prepares and files one or more Registration Statements under the Act, (other than on Form S-4 or S-8, or their equivalents) with respect to a public offering of equity securities of the Company, or of any such securities of the Company held by its shareholders, the Company will use its best efforts to include in such Registration Statement such number of Warrants and/or Underlying Securities held by the Holder and its designees or transferees as they may reasonably request.

          (c) The Company will bear all fees and expenses incurred by the Company in connection with the preparation and filing of such Registration Statement. In the event of such a proposed registration, the Company will furnish the then Holders of outstanding Warrants and Underlying Securities with not less than thirty (30) days written notice prior to the proposed date of filing of such Registration Statement. Such notice shall continue to be given during the Exercise Period by the Company to such Holders until such time as all of the

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Warrants and Underlying Securities have been registered. The Holders of the
Warrants and Underlying Securities, as the case may be, shall exercise the "piggy-back" rights contemplated hereby by giving written notice within twenty
(20) days of the receipt of the Company's notice of its intention to file a Registration Statement.

     10. Unless registered pursuant to the provisions of Section 9 hereof, the Warrant Shares issued upon exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, INCLUDING IN PARTICULAR, SECTION 10-5-9(13) OF THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS."

     11. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

     12. The Holder of any Warrant shall not have solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

     13. The Holder agrees until the first anniversary of the Effective Date, the Holder will not transfer the Warrants or the Underlying Securities, except to officers, partners, or employees of First Atlanta Securities, LLC, unless the underwriter of the IPO agrees to a lesser period restricting transfer. As a condition precedent to receiving and registering the shares underlying the Warrants, a Holder will also be required to execute a lock-up agreement to the extent required by the underwriters of the IPO, the National Association of Securities Dealers or any state regulatory authority in connection with the IPO, the terms of which shall require, among other things, the Holder to refrain from offering for sale, selling, soliciting an offer to buy, contracting to sell, granting any option for the sale of or otherwise transferring or disposing of, directly or indirectly, any shares of Common Stock underlying the Warrant for a period not to exceed twelve (12) months after the Closing of the IPO.

     14. The Company may by notice to the Holders of all the Warrants make any changes or corrections in the Warrants (i) that it shall deem in good faith appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error contained in the Warrants; or (ii) that it may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrants; provided, however, that the Warrants shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Holders of Warrants representing not less than 50% of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of this Warrant, or increasing the Exercise Price therefor, or the acceleration of the termination of the Exercise Period, shall be made without the consent in writing of the Holders of Warrants representing not less than two-thirds of the Warrants then outstanding (other than such changes as are specifically prescribed by this Warrant as originally executed or are made in compliance with applicable law).

     15. This Warrant has been negotiated and consummated in the State of Georgia and shall be construed in accordance with the laws of the State of Georgia applicable to contracts made and performed within such State, without regard to principles governing conflicts of law.


Dated: As of March 16, 1998

                                    BIOSHIELD TECHNOLOGIES, INC.



                                    By:
                                        -------------------------
                                    Name: Jacques Elfersy
                                    Title: Senior Vice President

BIOSHIELD TECHNOLOGIES, INC.


                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)


To:  BioShield Technologies, Inc.
     4405 International Blvd., Ste. B109
     Norcross, Georgia  30083

     Attention:  Secretary

     FOR VALUE RECEIVED, _____________________ hereby sells, assigns, and transfers unto _________________ that certain Warrant (Number UW-______________) to purchase __________ shares of Common Stock, no par value per share, of BioShield Technologies, Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ___________________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: _________________

                              Signature:___________________________



                                    NOTICE:


     The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

BIOSHIELD TECHNOLOGIES, INC.

EXERCISE FORM



        (To be completed and signed only upon exercise of the Warrants)


To:  BioShield Technologies, Inc.
     4405 International Blvd., Ste. B109
     Norcross, Georgia  30083

     Attention:  Secretary

     The undersigned hereby exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $__________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:


                              ______________________________________

                              ______________________________________

                              ______________________________________
                              (Print Name, Address and Social Security
                                  or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:_______________, ________     Name:______________________________________
                                         (Please Print)

                                    Address:___________________________________

                                            ___________________________________

                                            ___________________________________



                                            ___________________________________
                                                       (Signature)